UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2005

First Keystone Financial, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-25328	23-2576479

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 West State Street, Media, Pennsylvania	19063

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 565-6210

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

      On March 23, 2005, First Keystone Financial, Inc. (the “Company”) announced the retirement of Mr. Donald S. Guthrie, currently the Chairman and Chief Executive Officer of the Company and President and Chief Executive Officer of First Keystone Bank, the Company’s wholly owned subsidiary (the “Bank”). In connection with such announcement, the Company also announced that the Company and the Bank had entered into a Transition, Consulting, Noncompetition and Retirement Agreement (the “Agreement”) with Mr. Guthrie (the “Consultant”), with such Agreement to be effective as of May 1, 2005 (the “Effective Date”).

      Under the terms of the Agreement, the Consultant agrees to provide services to the Company and the Bank for a five-year period ending on April 30, 2010 (the “Consulting Period”). In return for providing advice and counsel regarding the Company’s and the Bank’s operations, customer relationships, growth and expansion opportunities and other matters during the Consulting Period, the Company and/or the Bank agreed to pay the Consultant an amount equal to $12,500 per month. During the Consulting Period, the Company and the Bank also will provide the Consultant with the continued use of the automobile that was provided for his use immediately prior to the Effective Date. In addition, the Company and/or the Bank will reimburse or otherwise provide for or pay all reasonable expenses incurred by the Consultant during the Consulting Period with respect to said automobile. The Company and the Bank will also provide the Consultant and his spouse during the Consulting Period medical, dental and long-term care insurance at no cost to the Consultant.

      The Consultant’s services under the Agreement shall terminate automatically upon his death during the Consulting Period and may be terminated upon the determination that the Consultant is disabled. The Consultant’s services may also be terminated during the Consulting Period by the Company or the Bank for “cause” as such term is defined in the Agreement or by the Consultant for “good reason” as defined in the Agreement. In the event the Consultant’s consulting services are terminated for cause or the Consultant terminates his services without good reason, the Agreement shall terminate without further obligation other than any accrued but unpaid monthly fees due the Consultant (“Accrued Obligation”). In the event the Consultant’s termination is for death, good reason or disability during the Consulting Period, the Company or the Bank shall pay the Consultant in a lump sum the sum of (1) the Accrued Obligation, (2) an amount equal to the present value of the monthly fees that would have been paid through April 30, 2010 but for the termination (“Remaining Monthly Fees”), and (3) the present value of the Retirement Benefits (as hereinafter defined). In addition, the Company and the Bank shall provide the Consultant and his spouse with the medical, dental and long-term care insurance benefits through April 30, 2010 and shall transfer title to the automobile to the Consultant. In the event of termination due to disability prior to May 1, 2008, the present value of the Retirement Benefits shall be calculated as if the benefit was paid for 12 rather than 10 years.

      In addition to providing the Consulting Services during the Consulting Period, the Consultant agreed to not compete during the Consulting Period, directly or indirectly, with the Company or the Bank by (1) becoming a director, officer, employee, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of such institutions which has an office in the Commonwealth of Pennsylvania, subject to certain limited exceptions regarding passive investments, (2) soliciting or inducing, or causing others to solicit or induce, any employee of the Company or any of its subsidiary to leave the service of such entities or (3) soliciting any customer of the Company or any of its subsidiaries to transact business with another entity or to reduce or refrain from doing business with the Company or any of its subsidiaries (“Non-Compete Requirements”).

      If the Consultant satisfies his obligations during the Consulting Period, including the Non-Compete Requirements, the Company and the Bank will pay the Consultant subsequent to the Consulting Period an annual supplemental retirement benefit of $135,175 per year, payable in equal monthly installments, for 10 years (the “Retirement Benefits”). In the event the Consultant dies following the end of the Consulting Period but before all the Retirement Benefits have been paid, the Company and/or the Bank shall pay the Consultant’s estate or beneficiary, as applicable, in a lump sum the present value of the remaining unpaid Retirement Benefits. In addition, during the 10 year period subsequent to the Consulting Period, the Company and/or the Bank shall provide medical insurance which supplements the Medicare coverage for the benefit of the Consultant and his spouse at no cost to the Consultant.

      In addition to the foregoing, during the Consulting Period, the Consultant will continue to serve as Chairman of the Board of the Company and the Bank provided he continues to be a director in good standing. In addition to his compensation as a Consultant and any fees paid to directors of the Company and the Bank, the Consultant will receive an annual fee of $15,000 for serving as Chairman of the Board of the Company and the Bank during the Consulting Period. The Board of Directors of the Company agreed to nominate the Consultant for an additional four year term, subject to compliance with its fiduciary duties, when the Consultant’s term as a director of the Company expires in 2007 and to elect him as a director of the Bank during the Consulting Period.

      In addition, prior to the Effective Date, the Company and/or the Bank will pay in a lump sum the Consultant $165,519 in satisfaction of the Consultant’s accrued and/or carried over but unused vacation leave as well as in recognition of the years of service the Consultant has provided to the Company and the Bank.

      The Agreement supersedes the employment agreements previously entered into with Mr. Guthrie and the Company and the Bank. Mr. Guthrie also agreed to relinquish his rights under the Bank’s Supplemental Executive Retirement Plan in connection with entering into the Agreement.

      In connection with Mr. Guthrie’s retirement, the Company also announced that it and the Bank each had appointed Mr. Thomas M. Kelly as President and Chief Executive Officer, in each case effective as of May 1, 2005. Mr. Kelly currently serves as President and Chief Operating Officer of the Company and Executive Vice President and Chief Operating Officer of the Bank. As a part of such appointment, the Company and the Bank each entered into an amendment to the existing employment agreements the Company and the Bank have with Mr. Kelly (the “Amendments”). Such Amendments address the change in position of Mr. Kelly as well as provide for an increase in Mr. Kelly’s base salary.

      For additional information, reference is made to the Agreement and the Amendments included as exhibits hereto and which are incorporated herein by reference thereto.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.

(b)	Mr. Guthrie, currently Chairman of the Board and Chief Executive Officer of the Company and the President and Chief Executive Officer of the Bank announced on March 23, 2005 his retirement as Chief Executive Officer of the Company and as President and Chief Executive Officer of the Bank, in each case effective April 30, 2005.

(c)	In connection with the announced retirement of Mr. Guthrie, the Board of Directors of the Company and the Bank appointed, effective May 1, 2005, Thomas M. Kelly as President and Chief Executive Officer of the Company and the Bank. As noted in Item 1.01 hereof, Mr. Kelly, age 48, currently serves as President and Chief Operating Officer of the Company and Executive Vice President and Chief Operating Officer of the Bank. Mr. Kelly has served as President of the Company since 2002 and Chief Operating Officer since 2004. He previously served as Chief Financial Officer of the Company from 1994 to 2004. He has also served as Executive Vice President and Chief Operating Officer of the Bank since 2004, as Executive Vice President thereof since 1995 and as Chief Financial Officer of the Bank from 1991 to 2004. Mr. Kelly has not engaged in any transactions since October 1, 2003 with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. The Company and the Bank have entered into the Amendments of the existing employment agreements with Mr. Kelly. Said Amendments address the change in position and provide for an increase in his base salary. Reference is made to the Amendments which are included as exhibits hereto and which are incorporated herein by reference thereto.

ITEM 7.01 Regulation FD Disclosure

      On March 23, 2005, the Company issued a press release announcing the retirement of Mr. Guthrie, effective April 30, 2005, as Chief Executive Officer of the Company and as President and Chief Executive Officer of the Bank and the appointment of Mr. Kelly as the President and Chief Executive Officer of the Company and the Bank, effective May 1, 2005. For additional information, reference is made to the Company’s press release, dated March 23, 2005, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto. The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

ITEM 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

      The following exhibits are filed herewith.

Exhibit Number	Description
10.19	Amendment No. 1 to the Employment Agreement between First Keystone Financial, Inc. and Thomas M. Kelly.
10.20	Amendment No. 1 to the Employment Agreement between First Keystone Bank and Thomas M. Kelly.
10.21	Transition, Consulting, Noncompetition and Retirement Agreement by and between First Keystone Financial, Inc., First Keystone Bank and Donald S. Guthrie.
99.1	Press release dated March 23, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST KEYSTONE FINANCIAL, INC.
Date: March 29, 2005	By:	/s/ Thomas M. Kelly
Thomas M. Kelly
President and Chief Operating Officer

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